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                          SEVERANCE BENEFITS AGREEMENT
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     This Severance Benefits Agreement ("Agreement") is made as of this ____ day of October, 1996, by and between Material Sciences Corporation, a Delaware corporation (the "Company"), and James J. Waclawik, Sr. (the "Executive").

     1.  Severance Pay.     In the event the Executive's employment with the
Company is terminated by the Company other than for "Good Cause" (as defined in Paragraph 2 below) or by the Executive for "Good Reason" (as defined in Paragraph 3 below), the Company (i) shall pay the Executive eighteen (18) monthly severance payments, each payment being in an amount equal to the Executive's monthly Base Salary at the time of such termination, exclusive of any special payments, bonuses, fringe benefits or other compensation to which the Executive may then be entitled and (ii) shall pay the Executive's COBRA
premiums for a period of eighteen (18) months after such termination.   The
Executive shall not be entitled to receive such monthly severance payments or to have his COBRA premiums paid by the Company if the Company terminates the Executive's employment for Good Cause or if the Executive terminates his own employment for other than Good Reason.

     2.  Good Cause.       For purposes of this Agreement, the term "Good Cause"
shall be defined as (i) the Executive's commission of any act of theft, embezzlement or dishonesty; (ii) the Executive's commission of any crime or other activity which results in injury to the business, property, reputation or business relations of the Company or any of its affiliates, subsidiaries, successors or other related entities; (iii) the Executive's commission of any act of gross, willful or wanton negligence in the performance of his job duties for the Company; (iv) The Executive's willful refusal to perform or substantial neglect of any job duties assigned to him by the Company; or (v) the Executive's violation or breach of any statutory or common law fiduciary duty or duty of loyalty to the Company

     3.  Good Reason.       For purposes of this Agreement, the term "Good
Reason" shall be defined as (i) a material diminution in the Executive's responsibilities, duties and powers in the Company; or (ii) a relocation of the Company's principal executive offices or the Executive's office from their present location to a location outside of the northern Illinois area, including, but not limited to, the greater Chicago metropolitan area.

     4.  Withholding of Taxes.     The company may withhold from any amounts
payable under this Agreement all Federal, State, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

     5.  Not An Employment Agreement.     Nothing in this Agreement shall give
the Executive any rights (or impose any obligations) to continue in the employ of the Company or any subsidiary or successor of the Company, nor shall it give the Company any rights (or impose any obligations) for the continued performance of duties by the Executive for the Company or any subsidiary or successor of the Company.
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     6.  No Assignment.     The Executive's right to receive payments under this
Agreement shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by laws of descent or distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7.  Successors.     This Agreement shall be binding upon and inure to the
benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate).

     8.  Applicable Law.     This Agreement is entered into and shall be
governed for all purposes by the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto affix their signatures to this Agreement as their own free act and deed as follows:


JAMES J. WACLAWIK, SR.      MATERIAL SCIENCES CORPORATION


__________________________________    By:_________________________________
     Frank J. Lazowski, Jr.
     Vice President - Human Resources



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